                                                                EXHIBIT 99(a)(9)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

-------------------------------------------
                           GIVE THE
                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:  NUMBER OF --
-------------------------------------------
1. An individual's         The individual
   account
2. Two or more             The actual owner
   individuals (joint      of the account
   account)                or, if combined
                           funds, the first
                           individual on
                           the account(1)
3. Custodian account of    The minor(2)
   a minor (Uniform Gift
   to Minors Act)
4.a. The usual revocable   The grantor-
     savings trust         trustee(1)
     account (grantor is
     also trustee)
 b. So-called trust        The actual
    account that is not    owner(1)
    a legal or valid
    trust under State
    Law
5. Sole proprietorship     The owner(3)
   account

                                         ----------------------------------------------------------------
                                                                                                         GIVE THE
                                                                                                         SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                                                NUMBER OF --
                                         ----------------------------------------------------------------
6. A valid trust, estate, or pension trust                                                               The legal entity
                                                                                                         (Do not furnish
                                                                                                         the identifying
                                                                                                         number of the
                                                                                                         personal
                                                                                                         representative
                                                                                                         or trustee
                                                                                                         unless the legal
                                                                                                         entity itself is
                                                                                                         not designated
                                                                                                         in the account
                                                                                                         title)(4)
7. Corporate account                                                                                     The corporation
8. Association, club, religious, charitable, educational or other tax-exempt organization                The organization
9. Partnership account                                                                                   The partnership
10. A broker or registered nominee                                                                       The broker or
                                                                                                         nominee
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local  The public
    government, school district or prison) that receives agricultural program payments                   entity

--------------------------------------   --------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. May also use business name and its Employer Identification Number (if any).
(4) List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)
                                    PAGE 2
NAME
If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

OBTAINING A NUMBER
If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or, if you are a U.S. resident alien for U.S. tax purposes, Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS").

PAYEES EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in
(1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.
 (1) A corporation.
 (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).
 (3) The United States or any agencies or instrumentalities.
 (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
 (6) An international organization or any of its agencies or instrumentalities.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the U.S.
     or a possession of the U.S.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
 (10) A real estate investment trust.
 (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
 (12) A common trust fund operated by a bank under section 584(a).
 (13) A financial institution.
 (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
 (15) A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payments of dividends generally not subject to backup withholding also include the following:
 --Payments to nonresident aliens subject to withholding under section 1441. --Payments to partnerships not engaged in a trade or business in the U.S.
  and which have at least one nonresident alien partner.
 --Payments made by certain foreign organizations.
 --Payments of interest generally not subject to backup withholding include the following:
 --Payments of interest on obligations issued by individuals.
 NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.
 --Payments of tax-exempt interest (including exempt interest dividends under section 852).
 --Payments described in section 6049(b)(5) to nonresident aliens.
 --Payments on tax-free covenant bonds under section 1451.
 --Payments made by certain foreign organizations.
 --Mortgage interest paid by you.
 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS